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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made part of Registration Statement File No. 333-43089.


ARTHUR ANDERSEN LLP


Chicago, Illinois

March 16, 1998